UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2006

                         SunCom Wireless Holdings, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                      1-15325                     23-2974475
(State or other                (Commission                 (I.R.S. Employer
jurisdiction of                File Number)                Identification No.)
incorporation)

                                1100 Cassatt Road
                              Berwyn, Pennsylvania
                                      19312
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (610) 651-5900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

In June 2004, we implemented a nonqualified deferred compensation plan (the "Plan") for the benefit of certain management employees and members of our Board of Directors (the "Board"). Because there was limited participation in the Plan, management recommended that the Plan be terminated. The Board, pursuant to a unanimous written consent dated as of December 29, 2006, approved the termination of the Plan effective as of December 31, 2006 and directed management to amend the Plan to distribute all accumulated benefits under the Plan in 2007 in accordance with transition guidance under Section 409A of the Internal Revenue Code. Unfunded aggregate accumulated deferrals accrued at November 30, 2006 were approximately $0.3 million, and a portion of such accrued deferrals represent stock compensation that we expect will be paid-out in the form of shares of our Class A common stock.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUNCOM WIRELESS HOLDINGS, INC.



Date: January 8, 2007                   By: /s/ Eric Haskell
                                            --------------------------------
                                            Eric Haskell
                                            Executive Vice President
                                              and Chief Financial Officer